UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2006, the Company announced it had entered into a definitive agreement dated October 11, 2006 to sell the Baja Fresh Mexican Grill restaurant chain to Caliber Capital Group, LLC, a west coast restaurant operating company, for approximately $31 million. The deal is expected to close during the fourth quarter, subject to customary closing conditions. The press release announcing this transaction is attached hereto as Exhibit 99(a).

Item 7.01 Regulation FD Disclosure.

On October 12, 2006, the Company issued a press release announcing key elements of its new comprehensive strategic plan, providing an outlook for the next three years and disclosing other information. The press release announcing these disclosures is attached hereto as Exhibit 99(b).

Item 8.01 Other Events.

On October 12, 2006, the Company announced the following:

The Company plans to return $1 billion to shareholders, and its Board of Directors has approved a share repurchase program of up to 35.4 million shares to be implemented over the next 18 to 24 months.

The Company intends to immediately utilize the majority of this authorization by conducting a modified Dutch auction tender offer to purchase up to $800 million of its common shares. The Company plans to commence the tender offer and announce the price range in October.

The Company intends to purchase the shares tendered in the offer using existing cash on its balance sheet.

As part of a favorable IRS tax ruling on the tax-free spin off of Tim Hortons, Wendy's has received permission from the IRS to repurchase up to 30% of its shares outstanding as of the time of the spin-off over the next 18 to 24 months. The repurchases may take the form of Dutch auction tender offers, open market transactions, certain block purchases, accelerated share repurchases, or some combination thereof.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of the tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which are expected to be mailed to shareholders promptly following commencement of the offer. Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Shareholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by the company with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. When available, shareholders also may obtain a copy of these documents, free of charge, from the Company’s information agent to be appointed in connection with the offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99(a) - Press release issued by the Company dated October 12, 2006.

Exhibit 99(b) - Press release issued by the Company dated October 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

October 12, 2006	By:	Leon M. McCorkle, Jr.

Name: Leon M. McCorkle, Jr.
Title: Executive Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99.a	Press release issued by the Company dated October 12, 2006
99.b	Press release issued by the Company dated October 12, 2006